HENNESSY CAPITAL ACQUISITION CORP. II AND USI ANNOUNCE MERGER AGREEMENT

NASDAQ-Listed Public Company to be Re-Named USI Holdings, Inc. and Managed by USI’s Existing Management Team

HOUSTON, TEXAS AND ST. PAUL, MINNESOTA – April 4, 2016 /GlobeNewswire/ - Hennessy Capital Acquisition Corp. II (NASDAQ: HCAC, HCACU, HCACW) (“HCAC”) and United Subcontractors, Inc. (“USI”) today announced that they have entered into a definitive merger agreement, pursuant to which HCAC will acquire all of the outstanding capital stock of USI Senior Holdings, Inc., the indirect parent company of USI. In connection with the merger, HCAC will change its name to USI Holdings, Inc. and continue to list its common stock and warrants on the NASDAQ Capital Market under the tickers “USI” and “USIW,” respectively.

USI is a leading provider of installation, construction and distribution services to the residential and commercial construction markets in the United States, with a national platform consisting of 43 locations serving customers in 13 states. USI believes it is the third largest insulation installer in the U.S. based on revenue and maintains the first or second market position in more than 50% of its local markets based on estimated permits issued. USI benefits by having a national scale, long-standing vendor relationships and a diverse customer base that includes production and custom homebuilders, multi-family and commercial contractors and homeowners.

“HCAC is extremely pleased to introduce USI to the public markets,” said Daniel J. Hennessy, Chairman and CEO of HCAC. “USI is a truly differentiated building products company with an industry-leading platform led by an exceptional management team. We believe that USI’s established presence in high-growth construction markets when combined with strategic acquisitions will lead to sustained revenue growth and profitability for our stockholders.”

The combined company will be led by current USI President and CEO, Bill Varner, who added, “Today is an exciting day for USI. As a public company, we will be better positioned to grow our product and service offerings, make accretive acquisitions and open branches in new markets. We are thrilled to have Dan and HCAC as partners.”

Transaction Details

Under the terms of the merger agreement dated as of April 1, 2016 (the “Merger Agreement”), the aggregate merger consideration is $348.5 million, subject to certain adjustments. HCAC will pay the total merger consideration with a combination of cash and newly issued shares of common stock. The cash consideration will be funded through a combination of (i) cash held in HCAC’s trust account after any redemptions of HCAC common stock, (ii) cash raised in an anticipated $100.0 million debt financing, and (iii) the net proceeds, if any, received by HCAC from a potential private placement (at HCAC’s option) of up to $35 million of HCAC’s convertible preferred stock to one or more institutional investors. The stock consideration will equal approximately 7.1 million shares of HCAC common stock, which will result in USI’s stockholders owning approximately 22% of the combined company (assuming no redemptions of HCAC common stock or purchase price adjustments).

The Merger Agreement contemplates that the Board of Directors of the combined company will consist of seven members: HCAC’s CEO and Chairman Daniel J. Hennessy, who will serve as Chairman of the Board; Bill Varner, USI’s CEO; current HCAC directors Richard Burns, Kevin Charlton, and Peter Shea; Michael Kestner, the former CFO of BMC Stock Holdings, Inc. (NASDAQ: STCK); and an additional USI designee. The transaction is subject to the satisfaction or waiver (if applicable) of customary closing conditions, including regulatory and HCAC stockholder approvals and the receipt of proceeds from HCAC’s anticipated debt financing, and is expected to close promptly following HCAC’s special stockholders’ meeting to approve the transaction. The parties expect the transaction will be completed in the third quarter of 2016.

HCAC was advised on the transaction by UBS Investment Bank, Cantor Fitzgerald & Co., BMO Capital Markets and XMS Capital Partners, LLC, as financial advisors, Sidley Austin LLP and Ellenoff Grossman & Schole LLP, as legal counsel, and with Grant Thornton LLP providing financial due diligence services. USI was advised by RBC Capital Markets, as financial advisor, and Willkie Farr & Gallagher LLP, as legal counsel.

The description of the transaction contained herein is only a summary and is qualified in its entirety by reference to the Merger Agreement, a copy of which will be filed by HCAC with the Securities and Exchange Commission (the “SEC”) as an exhibit to a Current Report on Form 8-K.

Conference Call and Investor Presentation

HCAC and USI Management will hold a joint conference call tomorrow, April 5, 2016, to discuss the transaction at 10:00 a.m. (Eastern Time). The conference call can be accessed by dialing 1-877-407-9039, or for international callers, 1-201-689-8470, and requesting to be joined to the Hennessy Capital-USI conference call. A replay will be available starting at 7:30 p.m. (Eastern Time) on April 5, 2016 and can be accessed by dialing 1-877-870-5176, or for international callers, 1-858-384-5517. The passcode for the replay is 13634449. The replay will be available until 11:59 p.m. (Eastern Time) on April 19, 2016.

Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging on to HCAC’s website at www.hennessycapllc.com/hcac-ii/, where an investor presentation has also been posted. The online replay will remain available for a limited time beginning immediately after the conclusion of the call.

About Hennessy Capital Acquisition Corp. II

Hennessy Capital Acquisition Corp. II is a blank check company founded by Daniel J. Hennessy for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The company's acquisition and value creation strategy is to identify, acquire and, after its initial business combination, build an industrial manufacturing, distribution or services business.

About USI

USI (formerly referred to as United Subcontractors Incorporated) was founded in 1998, and is a leading provider of installation, construction and distribution services to the residential and commercial construction markets. Headquartered in St. Paul, Minnesota, USI employs more than 1,800 personnel in 43 locations across 13 states. For more information about USI, please visit USI’s website at www.usiinc.com.

Additional Information About the Transaction and Disclaimer

The proposed transaction will be submitted to stockholders of HCAC for their consideration. HCAC intends to file with the SEC preliminary and definitive proxy statements in connection with the proposed transaction and other matters and will mail a definitive proxy statement and other relevant documents to its stockholders as of the record date established for voting on the proposed transaction. HCAC’s stockholders and other interested persons are advised to read, once available, the preliminary proxy statement and any amendments thereto and, once available, the definitive proxy statement, in connection with HCAC’s solicitation of proxies for its stockholders’ meeting to be held to approve, among other things, the proposed transaction, because these documents will contain important information about HCAC, USI and the proposed transaction. Stockholders may also obtain a copy of the preliminary or definitive proxy statement, once available, as well as other documents filed with the SEC that will be incorporated by reference in the proxy statement, without charge, at the SEC’s website located at www.sec.gov or by directing a request to Nicholas A. Petruska, Executive Vice President, Chief Financial Officer and Secretary, 700 Louisiana Street, Suite 900, Houston, Texas, 77002, or by telephone at (713) 300-8242. This news release does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No portion of HCAC’s or USI’s websites is incorporated by reference into or otherwise deemed to be a part of this news release.

Participants in the Solicitation

HCAC and its directors and executive officers and other persons may be deemed to be participants in the solicitations of proxies from HCAC’s stockholders in respect of the proposed transaction. Information regarding HCAC’s directors and executive officers is available in HCAC’s Annual Report on Form 10-K/A (the “Annual Report”), filed by HCAC with the SEC on February 22, 2016. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests will be contained in the proxy statement when it becomes available and which can be obtained free of charge from the sources indicated above.

Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements with respect to the benefits of the proposed transaction, the future financial performance of HCAC following the proposed transaction, changes in the market for USI’s services, and expansion plans and opportunities, including future acquisition or additional business combinations are based on current information and expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing HCAC’s views as of any subsequent date, and HCAC does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. You should not place undue reliance on these forward-looking statements. As a result of a number of known and unknown risks and uncertainties, actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (2) the outcome of any legal proceedings that may be instituted against USI or HCAC following announcement of the proposed transaction and related transactions; (3) the inability to complete the transactions contemplated by the Merger Agreement due to the failure to obtain approval of the stockholders of HCAC, consummate the anticipated debt financing or satisfy other conditions to the closing of the proposed transaction; (4) the ability to obtain or maintain the listing of HCAC’s common stock on the NASDAQ Capital Market following the proposed transaction; (5) the risk that the proposed transaction disrupts the parties’ current plans and operations as a result of the announcement and consummation of the transactions described herein; (6) the ability to recognize the anticipated benefits of the proposed transaction, which may be affected by, among other things, competition and the ability of the combined business to grow and manage growth profitably; (7) costs related to the proposed transaction; (8) changes in applicable laws or regulations; (9) the possibility that USI or HCAC may be adversely affected by other economic, business, and/or competitive factors; and (10) other risks and uncertainties indicated from time to time in the proxy statement to be filed by HCAC in connection with the proposed transaction, including those under “Risk Factors” therein, and other factors identified in HCAC’s prior and future filings with the SEC, available at www.sec.gov.

Contacts:

Solebury Communications Group
Jamie Lillis
+1 (203) 428-3223
jlillis@soleburyir.com

Richard Zubek
+1 (203) 428-3230
rzubek@soleburyir.com

Sources: Hennessy Capital Acquisition Corp. II and USI
HOUSTON, TX and ST. PAUL, MN